Exhibit 99.1

Equity LifeStyle Properties els

Our Story One of the nation’s largest real estate networks with 391 properties containing 146,610 sites in 32 states and British Columbia Unique business model uOwn the land uLow maintenance costs/customer turnover costs uLease developed sites High-quality real estate locations uMore than 80 properties with lake, river or ocean frontage    uMore than 100 properties within 10 miles of coastal United States uProperty locations are strongly correlated with population migration uProperty locations in retirement and vacation destinations Stable, predictable financial performance and fundamentals uBalance sheet flexibility In business for more than 40 years 1 els

Property Locations 4 3 2 WA ME ND MN 4 MT 3 OR VT WI NY WY 4 MI NH ID 4 CA SD 2 2 3 MA NV 3 RI 7 NE IA 5 PA 6 6 6 IN OH UT CO IL 6 NJ 9 2 2 16 WV DE 4 7 KS AZ MO KY VA 11 NM NC 4 TN 6 26 OK AR 6 SC MS TX AL GA LA FL 8 6 18 11 37 15 4 14 9 10 2 els

Steady,Predictable Revenue Streams Property Operating Revenue Buckets(1) Property/Site    composition Transient 5.9% home 203 manufactured/resort communities Seasonal 4.1%    u 72,600 sites Annual Right to Use 188 RV resorts 6.7%    u 74,000 sites    u Annuals 27,300 Annual RV    u Seasonal 11,600 15.4%    u Transient 11,000    uMembership sites 24,100 Annual MH 67.9% Note: (1) Property revenue buckets reflect estimated 2017 property operating revenues, derivable from our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on January 23, 2017    (“ELS Reports Fourth Quarter Results”). All Annual Revenue = 90.0% 3    els

Our Lifestyle Options Customers own the units they place on our sites    u Manufactured homes u Resort cottages (park models) u Recreational vehicles We offer a lifestyle and a variety of product options to meet our customers’ needs • We seek to create long-term relationships with our customers RV Site Manufactured Home RV Resort Cottage 4 els

Favorable Customer Demographics The population of people age 55 and older is expected to grow 24% from 2017 to 2032 • Roughly 10,000 Baby Boomers will turn 65 every day through 2030 U.S. Population Over Age 55 (in millions) 120 100 80 New Residents 60 MH u Average age: 59 years RV u Average age: 55 years 40 20 0 2017 2022 2027 2032 Note: Sources: US Census 2014, Acxiom 2014, Pew Research Center 2010. 5 Sum of 55-59 Sum of 60-64 Sum of 65-69 Sum of 75+ els

Track Record 10-Year Total Return Performance 300 Equity Lifestyle Proper1es, Inc. - -- 10 Years Total Return (%) 250 200 IPO Year—1993 2017 150 Item 100 Properties 41 391 50 0 Sites 12,312 146,610 - --50 - --100 States 16 32 1/31/07 1/31/08 1/31/09 1/31/10 1/31/11 1/31/12 1/31/13 1/31/14 1/31/15 1/31/16 1/31/17 Net Income Per Share $0.35 $2.16 ELS (+238%) S&P 500 (+96%) SNL US REIT Equity (+58%) FFO Per Share (1) $0.47 $3.53 Normalized FFO Per Share (1) $0.47 $3.53 Total Return Performance Since IPO Common Stock Price (2) $6.44 $73.94 Enterprise Value (3) $296 million $9.1 billion Equity Lifestyle Proper1es, Inc. Total Return (%) Since IPO 4,000 Dividend Paid Cumulative (4)—$20.97 3,500 3,000 (5) Cumulative Total Return—3,145% 2,500 S&P 500 Total Return (5)—728% 2,000 1,500 1,000 500 Note: 0 (1) See pages 12 and 13 for the reconciliation and definition of FFO and Normalized FFO. The 1993 amount was - --500 determined from amounts presented in the 1996 Form 10-K. The 2017 amounts are the midpoint of an estimate range. 2/25/93 2/25/95 2/25/97 2/25/99 2/25/01 2/25/03 2/25/05 2/25/07 2/25/09 2/25/11 2/25/13 2/25/15 See our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on January 23, 2017. ELS (+3,145%) S&P 500 (+728%) SNL US REIT Equity (+1,050%) (2) The 1993 stock price is adjusted for stock splits; the 2017 price is the closing price as of January 31, 2017. (3) The 2017 enterprise value is as of January 31, 2017. See page 9. (4) Source: SNL Financial. Includes dividends paid from IPO date of February 25,1993 through Notes: January 31, 2017 and adjusted for stock splits. Source: SNL Financial (5) Source: SNL Financial from IPO through January 31, 2017 (calculation assumes common dividend reinvestment). (1) Total return calculation assumes dividend reinvestment. (2) SNL US REIT Equity; Includes all publicly traded (NYSE, NYSE Amex, NASDAQ, OTC BB, Pink Sheets) Equity REITs in SNL’s coverage universe. (3) Stock price date from IPO as of January 31, 2017. 6 els

Consistent Same Store NOI Growth and Outperformance ELS positive has same maintained store NOI quarters growth since in all at least Q3 1998. 0%1%2%3%4%5%6%7%8%9%10% -1% -2% -3% -4% -5% -6% -7% -8% REIT Industry Apartments ELS Els Average 3.9% Apartments Average 3.2% Industry Average 3.0% 98 99 99 00 00 01 01 02 02 03 03 04 04 0505 06 06 07 07 08 08 09 09 10 10 1111 12 12 13 13 14 14 15 15 16 16 3Q 1Q3Q1Q3Q 1Q 3Q 1Q 3Q1Q3Q1Q3Q 1Q 3Q 1Q3Q 1Q 3Q1Q 3Q 1Q 3Q1Q3Q1Q3Q 1Q 3Q1Q3Q1Q 3Q 1Q 3Q1Q3Q Note: (1) Source for Same Store NOI data: Citi Investment Research, December 2016. Earliest quarter collected by Citi is third quarter of 1998. “REIT Industry” includes an index of REITs across a variety of asset classes, including regional malls, shopping centers, multifamily, student housing, manufactured homes, self storage, office, industrial, mixed office and specialty. 7 els

Comparison of ELS to MH Industry NFFO per share Indexed Growth $240 $220 ELS compounded NFFO(1) per share growth rates outperformed the $200 REIT MH Industry since 2006. $180 $160 $140 $120 $100 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 ELS NFFO Per Share(2) MH Industry NFFO Per Share(2) Note: (1) See pages 12 and 13 for the reconciliation and definition of Normalized FFO. (2) Source: SNL Financial as of January 31, 2017. NFFO per share Indexed Growth assumes initial investment of $100 multiplied by the Normalized FFO per share growth rate. 8 els

Dividend Dividend per Share $2.50 2017—$1.95/share(1) $2.00 $1.95 u 15% increase $0.15 $1.95 g $1.70 u 7% FFO growth $1.50 $1.50 $1.30 $1.00 Historical growth $1.00 $0.88 $0.75 (2) u 10 year CAGR of 27% $0.60 $0.55 $0.50 $0.40 $0.30 $0.15 $0.00 Tax treatment of dividend(3) 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 ELS REIT average u89% Ordinary Income u68% Ordinary Income u11% Return of Capital u11% Capital Gains u21% Return of Capital Note: (1) On November 8, 2016, our Board approved setting the annual dividend rate for 2017 at $1.95 per common share. (2) Compound average growth rate through 2016. (3) Tax treatment of dividend in 2016. 9 els

Capital Structure As of January 31, 2017 (in millions) Total enterprise value is $9.1 billion Debt to enterprise value is 23.2% Loan Maturity as of December 31, 2016 $350,000 $400 million available line of credit $300,000 OPU’s $444.4, 4.9% Term Loan $200.0, 2.2% thousands) $250,000 Preferred $136.1, 1.4%(in Debt $200,000 $150,000 Common(1) $100,000 Mortgage Debt $70 6,409 .5%.8 $1,906.5 Outstanding $50,000 21.0% $0    ‘21    ‘23    ‘25    ‘28    ‘31    ‘34    ‘36                 ‘38    ‘39 ‘40    ‘41    ‘17    ‘18    ‘19    ‘20                 ‘22     Year Fully Amortizing Secured Secured Unsecured Note: (1) Stock price as of January 31, 2017. 10 els

Performance Update 199 Manufactured Home Communities(1) 187 RV Resorts(1) u Core(2) of 01/31/2017 occupancy of 94% as u Core resort base rental income    u Core occupancy has grown 29 consecutive    growth for the month ended    quarters through 12/31/2016    01/31/2016 is 2.4%(3) u Core community base rental income growth u Core rental income growth rate    for the month ended 01/31/2017 is 4.8%(3) from annuals for the month                ended 01/31/2017 is 5.0%(3) Note: (1) Excludes joint venture properties. (2) Core Portfolio is defined as properties acquired prior to December 31, 2015. The Core Portfolio may change from time-to-time depending on acquisitions, dispositions and significant transactions or unique situations. (3) Compared to the month ended January 31, 2016. 11                els

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995:

The forward-looking statements contained in this presentation are subject to certain economic risks and uncertainties described under the heading "Risk Factors" in our 2016 Annual Report on Form 10-K. See Form 8-K filed January 23, 2017 for the full text of our forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. All projections are based on 2017 budgets, reforecasts and pro forma expectations on recent investments.

Non-GAAP Financial Measures

Net Income to FFO and Normalized FFO Reconciliation (in millions)

Computation of Funds From Operations (FFO)	2012	2013	2014	2015	2016	2017 [1]
Net income available for common stockholders	**$54.8**	**$106.9**	**$118.7**	**$130.1**	**$164.0**	**$185.3**
Income allocated to common OP units	5.1	9.7	10.5	11.1	13.9	15.5
Right-to-use contract revenue and commissions deferred, net	3.5	3.3	2.9	2.7	2.9	2.9
Depreciation on real estate assets and other	100.0	102.7	101.2	104.0	108.0	110.3
Depreciation on rental homes	6.1	6.5	10.9	10.7	10.7	10.7
Depreciation on discontinued operations	-	1.5	-	-	-	-
Amortization of in-place leases	45.1	1.9	4.0	2.4	3.4	3.4
Gain on real estate	(4.6)	(41.5)	(1.5)	-	-	-
FFO available for common stock and OP unit holders	**210.0**	**191.0**	**246.7**	**261.0**	**302.9**	**328.1**
Change in fair value of contingent consideration asset	(0.5)	1.4	(0.1)	-	-	-
Transaction costs	0.2	2.0	1.6	1.1	1.2	-
Loss from early extinguishment of debt	0.5	37.9	5.1	16.9	-	-
Litigation settlement, net	-	-	-	-	2.4	-
Normalized FFO available for common stocks and OP unit holders	**$210.2**	**$232.3**	**$253.3**	**$279.0**	**$306.5**	**$328.1**

Note:

(1) The 2017 amounts are the midpoint of an estimate range. See our guidance furnished with the SEC as Exhibit 99.1 to the Form 8-K filed on January 23, 2017.

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els

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review Funds from Operations ("FFO"), and Normalized Funds from Operations ("Normalized FFO"), along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to- use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.

We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.

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Equity LifeStyle Properties Two North Riverside Plaza, Chicago, Illinois 60606 800-247-5279 | www.EquityLifeStyle.com    2/17